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                                                                    Exhibit 23.2


CONSENT OF COOPERS & LYBRAND L.L.P.


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of Innovative Tech Systems, Inc., on Form S-3 (File No. 33-98100), Post-Effective Amendment No. 1 on Form S-3 to Registration Statement on Form SB-2 (File No. 33-78940) and on Form S-8 (File No. 333-09841) of our report dated April 2, 1996, on our audits of the financial statements of Innovative Tech Systems, Inc. for the year ended January 31, 1996, which report is included in this Annual Report on Form 10-K.




                                                        COOPERS & LYBRAND L.L.P.



2400 Eleven Penn Center

Philadelphia, Pennsylvania

April 29, 1998